   As filed with the Securities and Exchange Commission on September 14, 1998

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            INFORMATION HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                 06-1518007
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)            Identification Number)

                           23 Old Kings Highway South
                            Darien, Connecticut 06820
                                 (203) 662-4203

 (Address, including zip code, and telephone number, including area code, of principal executive offices)

                      -----------------------------------
                Information Holdings Inc. 1998 Stock Option Plan
                            (Full title of the plan)
                      -----------------------------------

                                 Mason P. Slaine
                      President and Chief Executive Officer
                            Information Holdings Inc.
                           23 Old Kings Highway South
                            Darien, Connecticut 06820
                                 (203) 662-4203

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                    ---------------------------------------
                                    Copies to
                                Steven J. Gartner
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
                    ---------------------------------------


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================

                                                   Proposed maximum        Proposed maximum
 Title of securities        Amount to be          offering price per      aggregate offering         Amount of
   to be registered          registered               share (1)               price (1)          registration fee
====================================================================================================================
Common Stock, par
value $0.01 per share          866,886                  $12.00               $10,402,632              $3,069

====================================================================================================================


   (1) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE

                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Information Holdings Inc., a Delaware corporation (the "Company") are incorporated by reference into the Registration
Statement:

         (a) the Company's Prospectus, dated August 6, 1998, filed pursuant to the Securities Act on August 7, 1998.

         (b)  the   description  of  the  Company's   Common  Stock,   which  is
incorporated by reference into the Company's Registration Statement on Form 8-A, filed pursuant to the Exchange Act on August 4, 1998.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES

         Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually or reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

         The Company has adopted provisions in its Bylaws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Delaware General Corporation Law.

         In addition, the Purchase Agreement filed as Exhibit 1.1 to the Registration Statement provides for indemnification of the Company, its officers and its directors by the Underwriters under certain circumstances.

         The Company's officers and directors are also covered under the Company's directors' and officers' insurance policy.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable

Item 8.  EXHIBITS

Exhibit No.

4.1(a)         Certificate of Incorporation of the Company.

4.2(b)         Bylaws of the Company.

4.3(c)         Specimen Common Stock certificate.

5              Opinion of Willkie Farr & Gallagher.

23.1           Consent of Ernst & Young LLP (CRC Press, Inc.).

23.2           Consent of Ernst & Young LLP (Information Holdings LLC).

23.3           Consent of Ernst & Young LLP (Micropatent).

23.4           Consent of Robert A. Young, CPA (St. Lucie Press).

23.5           Consent of Willkie Farr & Gallagher (included in Exhibit 5).

24             Power of Attorney (included on the signature page).

-----------------

(a) Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-56665).

(b) Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-56665).

(c) Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-56665).

Item 9.  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                  (a) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to the Registration
                      Statement:

                           (i)     to include any prospectus required by
                                   Section 10(a)(3) of the Securities Act;

                          (ii)     to reflect in the  prospectus any facts
                                   or events  arising after the effective  date
                                   of the  Registration  Statement (or the most
                                   recent  post-effective   amendment  thereof)
                                   which,  individually  or in  the  aggregate,
                                   represent  a   fundamental   change  in  the
                                   information  set  forth in the  Registration
                                   Statement;

                          (iii)    to include  any  material  information
                                   with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 11, 1998.



                                                    INFORMATION HOLDINGS INC.



                                                     By: /s/ Mason P. Slaine
                                                         Mason P. Slaine
                                                         President and
                                                         Chief Executive Officer

                                Power of Attorney



         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Mason P. Slaine and Vincent A. Chippari, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Information Holdings Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                     Title                                    Date

                                              President, Chief Executive Officer and   September 11, 1998
/s/ Mason P. Slaine                           Director (Principal Executive Officer)
Mason P. Slaine
                                              Executive Vice President and Chief       September 11, 1998
/s/ Vincent A. Chippari                       Financial Officer (Principal
Vincent A. Chippari                           Accounting Officer and Principal
                                              Financial  Officer)

/s/ Michael E. Danziger
Michael E. Danziger                           Director                                 September 11, 1998

/s/ David R. Haas                             Director                                 September 2, 1998
David R. Haas

                                              Director                                 September 11, 1998
/s/ Sidney Lapidus
Sidney Lapidus
                                              Director                                 September 11, 1998
/s/ David E. Libowitz
David E. Libowitz

                                INDEX TO EXHIBITS



Exhibit No.             Description of Exhibit
----------              ----------------------

5              Opinion of Willkie Farr & Gallagher.

23.1           Consent of Ernst & Young LLP (CRC Press, Inc.).

23.2           Consent of Ernst & Young LLP (Information Ventures LLC).

23.3           Consent of Ernst & Young LLP (Micropatent).

23.4           Consent of Robert A. Young, CPA (St. Lucie Press).

23.5           Consent of Willkie Farr & Gallagher (included in Exhibit 5).

24             Power of Attorney (included on the signature page).